UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/03/2014

Sears Holdings Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-36693

Delaware	20-1920798
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3333 Beverly Road
Hoffman Estates, Illinois 60179
(Address of principal executive offices, including zip code)

847-286-2500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On December 3, 2014, Kunal S. Kamlani, formerly President and Chief Operating Officer of Prestige Cruise Holdings, Inc., was elected to the Board of Directors (the "Board") of Sears Holdings Corporation (the "Company"). Mr. Kamlani will hold office until the 2015 annual meeting of stockholders of the Company, or until his successor is duly elected and qualified. The Board has determined that Mr. Kamlani meets the standards of independence under the Company's Corporate Governance Guidelines and the applicable NASDAQ listing rules. There is no arrangement or understanding between Mr. Kamlani and any other person pursuant to which he was selected as a director. Mr. Kamlani will serve on the Audit Committee and Finance Committee of the Board. As a non-employee director, Mr. Kamlani will receive compensation in the same manner as the Company's other non-employee directors. For a description of the Company's non-employee director compensation program, see "Compensation of Directors" in the Company's Proxy Statement for the 2014 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission on March 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sears Holdings Corporation

Date: December 05, 2014	By:	/s/ Kristin M. Coleman
Kristin M. Coleman
Senior Vice President, General Counsel and Corporate Secretary